(j)(1)

CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption "Legal Counsel" included in or made a part of Post-Effective Amendment No. 140 to the Registration Statement of Voya Investors Trust (File No. 033-23512), on Form N-1A under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP

Ropes & Gray LLP

Boston, MA

April 26, 2021

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